CONSENT OF QUALIFIED PERSON WSP Canada Inc., in connection with Arcadium Lithium plc’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), consents to: • the use by Arcadium Lithium plc (the “Company”) of and references to the amended technical report summary titled “SEC Technical Report Summary James Bay Lithium Project” (as amended, the “Technical Report Summary”), originally dated August 31, 2023 and amended on October 30, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is referenced in the Form 10-K as Exhibit 96.6 thereto and was filed as an exhibit to Amendment No. 4 to the Company’s Registration Statement on Form S-4 (File No. 333- 273360), filed with the SEC on October 30, 2023, and portions of which are summarized in the Form 10-K; • the incorporation by reference of the Technical Report Summary in the Company’s Registration Statements on Form S-8 (File Nos. 333-276377 and 333-276378) and Form S-4 and Forms S-4/A (File No. 333-273360) (the “Registration Statements”); • the use of and references to our name, including our status as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) in connection with the Form 10-K and the Registration Statements; and • any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified by us, that is or are included in the Form 10-K and incorporated by reference in the Registration Statements. We are responsible for authoring, and this consent pertains to, Sections 1.10, 1.12, 1.15.3, 1.15.5, 15.2 through 15.4, 17, 22.2.3 , 23.3 and 23.5 of the Technical Report Summary, provided that, in accordance with the provisions set forth in §229.1302(f), we have relied on information provided by or on behalf of the Company (including its subsidiary, Allkem Limited) as set forth in Section 25 of the Technical Report Summary. We certify that we have read the descriptions and references to the Technical Report Summary in the Form 10-K and the Registration Statements and that they fairly and accurately represent information in the Technical Report Summary for which we are responsible. Exhibit 23.17

2 Date: February 27, 2025 WSP CANADA INC. By: Name: Jerry DeWolfe, P.Geo. Title: VP Mining Engineering & Stability Location: Calgary, Canada February 27, 2025